CREDIT AGREEMENT


          AGREEMENT dated as of June 4, 1993, among FOOD LION,
INC., the BANKS listed on the signature pages hereof and WACHOVIA
BANK OF NORTH CAROLINA, N.A., as Agent.

          The parties hereto agree as follows:


                             ARTICLE I

                            DEFINITIONS

          SECTION 1.01. Definitions.  The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wachovia Bank of North Carolina, N.A., a national banking association, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "Agent's Letter Agreement" means that certain letter agreement, dated as of March 11, 1993 between the Borrower and the Agent relating to the structure of the financial accommodations set forth herein, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

          "Aggregate Commitments" means the sum of all of the Commitments.

          "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

          "Applicable Margin" has the meaning set forth in Section
2.06(a).

          "Asset Sale Prepayment Notice" shall have the meaning set forth in Section 5.10(b).

          "Asset Sale Prepayment Date" has the meaning set forth in Section 5.10(b).

          "Asset Sale Prepayment Notice Date" has the meaning set forth in Section 5.10(a).

          "Asset Sale Prepayment Notice" has the meaning set forth in Section 5.10(b).

          "Assignee" has the meaning set forth in Section 9.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

          "Attributable Indebtedness" shall mean in connection with a Sale and Leaseback Transaction not satisfying the conditions set forth in Section 5.23 (a), as of the date of any determination thereof, an amount equal to the aggregate amount of the Rentals due and to become due (discounted from the respective due dates thereof to such date at the interest rate implicit in such lease per annum, with all such discounts to be computed on the basis on a 360-day year of twelve 30-day months, and otherwise in accordance with GAAP) under the lease relating to such Sale and Leaseback Transaction.

          "Authority" has the meaning set forth in Section 8.02.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) 0.50% above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

          "Base Rate Loan" means a Syndicated Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing or
Article VIII, as applicable.

          "Borrower" means FOOD LION, INC., a North Carolina corporation, and its successors and its permitted assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Syndicated Borrowing" if it is made pursuant to the procedure outlined in
Section 2.01. A Borrowing is a "Money Market Borrowing" if it is made pursuant to the procedure outlined in Section 2.03.

          "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "Capitalized Lease" shall mean any lease which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

          "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized
Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

          "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in
Section 8.02.

          "Closing Certificate" has the meaning set forth in
Section 3.01(e).

          "Closing Date" means June 4, 1993.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Commercial Paper Rating" means, as of any date of determination, the rating assigned by Moody's and Standard &
Poor's to the commercial paper issued by the Borrower.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.01, 2.08 and 2.09.

          "Compliance Certificate" has the meaning set forth in
Section 5.01(d).

          "Consolidated Attributable Indebtedness" means, for any period, the Attributable Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" for any period shall, without duplication, mean on a consolidated basis the sum of (i) all Rentals payable during such period by the Borrower and its Consolidated Subsidiaries, and (ii) Consolidated Interest Expense for such period of the Borrower and its Consolidated Subsidiaries.

          "Consolidated Funded Debt" means, for any period, the Funded Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Net Income" for any period shall mean the gross revenues of the Borrower and its Consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)  the proceeds of any life insurance policy;

          (c)  net earnings and losses of any Consolidated
     Subsidiary accrued prior to the date it became a Consolidated
     Subsidiary;

          (d) net earnings and losses of any corporation (other than a Consolidated Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Consolidated Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Consolidated Subsidiary) with which the Borrower or a Consolidated Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Consolidated Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Consolidated Subsidiary) in which the Borrower or any Consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Consolidated Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Consolidated
     Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Capital Stock;

          (k) any reversal of any contingency reserve except to the extent that provision for such contingency reserve shall have been made from income arising during such period; provided, however, that any reversal of a contingency reserve from a prior period shall only be excluded from Consolidated Net Income to the extent that the aggregate amount of such reversals exceed $10,000,000 during the immediately preceding 4 Fiscal Quarters; and

          (l)  any other unusual or extraordinary gain or loss.

          "Consolidated Net Tangible Assets" shall, without duplication, mean as of the date of any determination thereof, the total amount of all assets of the Borrower and its Consolidated
Subsidiaries less the sum of:

          (a)  the amount, if any, at which intangible assets
     (including goodwill, trade names, trademarks, patents, organization expense and other similar intangibles) and unamortized debt discount and expense appear on a consolidated balance sheet;

          (b)  any write-up of fixed assets after the Closing
     Date; and

          (c) all liabilities other than deferred taxes and Consolidated Funded Debt.

          "Consolidated Net Worth" shall mean, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) cumulative currency translation adjustments plus (or minus in the case of a deficit) the surplus and retained earnings of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP.

          "Consolidated Secured Debt" means, for any period, the Secured Debt of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

               (A) Any surplus resulting from any write-up of assets subsequent to January 2, 1993;

               (B)  All assets which would be treated as
intangibles under GAAP, including without limitation goodwill
(whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

               (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

               (D) Loans or advances to stockholders, directors, officers or employees; and

               (E) To the extent not included in (B) of this definition, deferred expenses.

          "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Consolidated Total Capitalization" shall mean as of the date of any determination thereof, the sum of (a) Consolidated Net Worth and (b) Consolidated Total Debt.

          "Consolidated Total Debt" shall mean as of the date of any determination thereof all (i) Consolidated Funded Debt, (ii) the Debt-Equivalent Value of Operating Leases of the Borrower and its Consolidated Subsidiaries and (iii) the least aggregate amount of Current Debt of the Borrower and its Consolidated Subsidiaries which was outstanding on any day during the six-month period immediately preceding the date of any determination thereof.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Current Debt" of any Person shall mean as of the date of determination thereof (a) all Debt of such Person for borrowed money other than Funded Debt of such Person and (b) Guaranties by such Person of Current Debt of others.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

          "Debt-Equivalent Value of Operating Leases" shall mean as of the date of any determination thereof, the amount determined by calculating the sum of the present values (using a discount rate of 10.0%, compounded annually) of minimum lease obligations for each subsequent fiscal year under Operating Leases as reported in the annual report of the Borrower filed with the Securities and Exchange Commission on Form 10-K with respect to the fiscal year then most recently ended and on the basis of the following assumptions:

          (i) the lease obligations shown as payable in each year are payable on the last day of each year; and

          (ii) the lease obligations payable in each year after the fifth year are equal to the lease obligations payable in the fifth year.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of (i) 2% plus (ii) the Base Rate.

          "Delhaize" shall mean Etablissements Delhaize Freres et
Cie "Le Lion" S.A., a Belgian corporation.

          "Detla" shall mean Delhaize The Lion America, Inc., a
Delaware corporation.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized by law to close.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Euro-Dollar Business Day" means any Domestic Business
Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means a Syndicated Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

          "Event of Default" has the meaning set forth in
Section 6.01.

          "Excess Sale Proceeds" shall have the meaning set forth in Section 5.10(a).

          "Excluded Charges" means any non-recurring non-cash charges taken by the Borrower as a result of either any (i) write-down of assets or (ii) loss on the sale of assets.

          "Excess Sale Date" has the meaning set forth in
Section 5.10(a).

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "Funded Debt" of any Person shall mean (i) all Debt of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origination), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "HLT Classification" has the meaning set forth in
Section 8.06.

          "Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Borrower and its Subsidiaries during such period and (iii) Consolidated Fixed Charges of the Borrower and its Consolidated Subsidiaries during such period.

          "Interest Charges" for any period shall mean all interest paid and all amortization of debt discount and expense on any particular Debt for which such calculations are being made, and shall include, without limitation, the interest component of Rentals on Capitalized Leases. Computations of Interest Charges on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b)  any Interest Period which begins on the last
     Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; provided, that no Borrowing shall be made if the proposed Interest
     Period shall not end prior to the scheduled Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan, a Euro-Dollar Loan, a
Syndicated Loan, or a Money Market Loan and "Loans" means Base
Rate Loans, Euro-Dollar Loans, Syndicated Loans, or Money Market
Loans, or any of them.

          "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

          "Majority Banks" means at any time Banks having at least 51% of the Aggregate Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Syndicated Loan Notes.

          "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole which could impair the Borrower's ability to perform its obligations under the Loan Documents, or
(b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable.

          "Minority Interests" shall mean any shares of stock of any class of a Consolidated Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Consolidated Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03.

          "Money Market Quote" has the meaning specified in
Section 2.03.

          "Money Market Quote Request" has the meaning specified in Section 2.03.

          "Money Market Rate" has the meaning specified in Section
2.03.

          "Moody's" means Moody's Investors Service.

          "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.


          "Notes" means, individually and collectively, as the context shall require or permit, each of the Syndicated Loan Notes and the Money Market Loan Notes.

          "Notice of Borrowing" has the meaning set forth in
Section 2.02.

          "Operating Lease" shall mean any lease other than a Capitalized Lease.

          "Participant" has the meaning set forth in Section
9.08(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership (including, without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Pro Forma Fixed Charges" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Fixed Charges which would have become payable by the Borrower and its Consolidated Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt of the Borrower and its Consolidated Subsidiaries (including Capitalized Rentals) and the concurrent retirement of outstanding Funded Debt or termination of any Capitalized Lease of the Borrower and its Consolidated Subsidiaries.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Quarterly Date" means each March 31, June 30,
September 30, and December 31.

          "Quotation Date" has the meaning ascribed thereto in
Section 2.03.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Consolidated Subsidiary, as lessee or sublessee under an Operating Lease or Capitalized Lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Consolidated Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

          "Required Banks" means at any time Banks having at least 66 2/3% of the Aggregate Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Syndicated Loan Notes.

          "Sale and Leaseback Transaction" has the meaning set forth in Section 5.23.

          "Secured Debt" shall, without duplication, mean all Funded Debt or Current Debt which is secured by a mortgage, security interest, pledge, conditional sale or other title retention agreement, or other Lien upon any assets of the Borrower or a Consolidated Subsidiary but shall not include Capitalized
Rentals.

          "Security" shall have the same meaning as in Section
2(1) of the Securities Act of 1933, as amended.

          "Senior Funded Debt" shall mean all Consolidated Funded
Debt which is not expressed to be subordinate to any other
Consolidated Funded Debt; provided, that, all Debt in favor of the Banks under this Agreement shall be considered to be "Senior
Funded Debt" for purposes hereof.

          "Senior Note Agreement" means any one, or more, or all, as the context shall require of those certain Note Agreements, dated as of May 1, 1993 among the Borrower and certain purchasers of the Borrower's senior notes named therein and signatories thereto.

          "Shareholder Agreement" shall mean the 1988 Shareholder
Agreement dated as of September 22, 1988 among Delhaize, Detla,
Ralph W. Ketner and Tom E. Smith.

          "Standard and Poor's" means Standard & Poor's
Corporation.

          "Stated Maturity Date" means, with respect to any Money
Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

          "Stockholder's Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Syndicated Loan Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Syndicated Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.02.

          "Termination Date" means June 3, 1994, unless such date is otherwise extended by the Banks pursuant to Section 2.05(c), in their sole and absolute discretion.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Transferee" has the meaning set forth in Section
9.08(d).

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans.

          "Wachovia" means Wachovia Bank of North Carolina, N.A., a national banking association, and its successors.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

          SECTION 1.06. Subsidiary References. All references contained in this Agreement or in any other Loan Document to "Subsidiary", "Consolidated" or "consolidated" shall be without meaning unless and until the Borrower shall have a Subsidiary. These references remain in this Agreement for the purpose of allowing the Borrower future operating flexibility with respect to the creation of Subsidiaries.


                            ARTICLE II

                            THE CREDITS

          SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, the aggregate principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment. Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to
their respective Commitments.   The Unused Commitments available
for Syndicated Loans shall be reduced automatically by the aggregate principal amount of all Money Market Loans outstanding under Section 2.03. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by
Section 2.10, prepay Syndicated Loans under this Section at any time before the Termination Date.

          SECTION 2.02. Method of Borrowing Syndicated Loans. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, on the same day for a Base Rate Borrowing, and at least
3 Euro-Dollar Business Days before each Euro-Dollar Borrowing (all such Notices of Borrowing being effective on the day delivered so long as the Agent shall have received same prior to 11:00 A.M., Winston-Salem, North Carolina time), specifying:

          (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate
     Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Syndicated Borrowing,

          (iii) whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 2:00 P.M. (Winston-Salem, North Carolina time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Winston-Salem North Carolina, to the Agent at its address for payments referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address for payments referred to in or specified pursuant to
Section 9.01, (i) in the case of a Base Rate Borrowing, no later than 1:00 P.M. (local time at such address) on the same day as such Base Rate Borrowing and (ii) in the case of a Euro-Dollar Borrowing, no later than 1:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing, stating that such Bank will not make a Syndicated Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision. The failure of any Bank to advance its ratable share of any Syndicated Borrowing (other than by reason of a Default or Event of Default) shall not release, modify or terminate the obligations of the Agent and the other Banks under this Agreement.

          (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in
Section 2.12, as the case may be.

          (e) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation Section 2.01 and
Section 2.03, no Euro-Dollar Borrowing or Money Market Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

          (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

          (g) Notwithstanding anything to the contrary contained herein, including, without limitation, Section 2.01 and Section
2.03, there shall not be more than 8 interest rates (including the Applicable Margins or Money Market Rates, as applicable) applicable to the Loans at any given time.

          SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Borrowings available to the Borrower, the Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

       (i)     there may be no more than 8 interest rates
     (including the Applicable Margins or Money Market Rates, as applicable) applicable to the Loans at any given time;

      (ii)     the aggregate principal amount of all Money Market
     Loans together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the Aggregate Commitments at such time; and

     (iii)     the aggregate principal amount of the Money Market
     Loans may not exceed $50,000,000.00 at any time.

          (b) When the Borrower wishes to request offers to make Money Market Loans, the Borrower shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit H hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Winston-Salem, North Carolina time) at least 2 Domestic Business Days prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

       (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Quotation
     Date");

      (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring either 14 days, 21 days, 30 days, or any other amount of days greater than 30 days but less than 180 days from the date of such Money Market Borrowing); provided, that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

     (iii) the aggregate amount of principal to be received by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as provided in the immediately preceding sentence, the Borrower shall not deliver a Money Market Quote Request more frequently than once every 5 Domestic Business Days.

          (c) (i) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit I hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided, that, if the Borrower's request under
     Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 10:00 A.M. (Winston-Salem, North Carolina time) on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree); provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Winston-Salem, North Carolina time) on the Quotation Date (or 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

               (ii)  Each Money Market Quote shall specify:

               (A)  the proposed date of the Money Market
          Borrowing, the Stated Maturity Date therefor, and the date (or dates) that interest shall be due and payable if interest payments shall be required other than on the relevant Stated Maturity Date;

               (B) the minimum and maximum principal amounts, of the Money Market Borrowing which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger integral multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

               (C)  the rate of interest per annum (rounded
          upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (the "Money
          Market Rate"); and

               (D)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the minimum and maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make in connection with any relevant Money Market Borrowing).

          (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 11:00 A.M. (Winston-Salem, North Carolina time)) notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the minimum and maximum aggregate principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective minimum and maximum principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 12:00 P.M. (Winston-Salem, North Carolina time) on the Quotation Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall not be less than the amount set forth in the Money Market Quote of such Bank as the minimum principal amount of the Money Market Loan such Bank was willing to make for the applicable Stated Maturity Date); provided that:

       (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

      (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

     (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

      (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:30 P.M. (Winston-Salem, North Carolina time) on the Quotation Date, make the appropriate amount of such Money Market Loan available to the Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of the Borrower maintained with Wachovia.

          SECTION 2.04. Notes. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

          (b) The Money Market Loans made by any Bank to the
Borrower shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Lending Office in the maximum principal amount of $50,000,000.

          (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01, the Agent shall deliver such Note to such Bank.
Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan (as provided in Article VIII) or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Within 10 Domestic Business Day's of the Borrower's request, any Bank shall furnish to the Borrower a copy of the schedule referred to in the immediately preceding sentence. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.05. Maturity of Loans. (a) Each Syndicated Loan included in any Syndicated Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Syndicated Borrowing.

          (b) Each Money Market Loan included in any Money Market
Borrowing shall mature, and the principal amount thereof shall be due and payable upon the Stated Maturity Date therefor.

          (c) Notwithstanding the foregoing, the outstanding principal amount of the Loans together with all accrued but unpaid interest thereon, if any, shall be due and payable on June 3, 1994, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 120 days prior to the Termination Date, the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional 364-day period, provided that, in no event shall the Termination Date be extended beyond May 31, 1996. In connection with each such extension request, (i) each Bank shall undertake a bona fide credit analysis of the Borrower utilizing current information on financial condition and trends; provided, that, no such credit analysis shall be required of a Bank that elects not to extend the Termination Date and (ii) the terms of any extension of the Termination Date shall be independently negotiated among the Borrower, the Banks and the Agent at the time of the extension; provided, that, the terms of the extension may be the same as those in effect prior to any extension should the Borrower, the Banks and the Agent so agree; provided, further, that, should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents will be amended to the extent necessary to incorporate any such different terms. In the event that a Bank chooses not to extend the Termination Date for such an additional 364-day period, notice shall be given by such Bank to the Borrower and the Agent at least 90 days prior to the relevant Termination Date; provided, that should a Bank provide such notice with respect to the first Termination Date, there shall be no need for any future notices to be provided with respect to the Second Termination Date by such Bank, and the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and either (x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 15 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause
(y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrower shall reduce the Aggregate Commitments in an amount equal to the Commitment of any such terminating Bank.

          SECTION 2.06. Interest Rates. (a) "Applicable Margin" means (i) for any Base Rate Loan, 0%, and (ii) for any Euro-Dollar Loan, at any time when the Commercial Paper Rating is (w) A1 by Standard & Poor's and P1 by Moody's, 0.25%, (x) either (aa) A2 by Standard & Poor's and P1 by Moody's, (bb) A1 by Standard & Poor's and P2 by Moody's, or (cc) A2 by Standard & Poor's and P2 by Moody's, 0.375%, (y) either (aa) A3 by Standard & Poor's and P2 by Moody's or (bb) A2 by Standard & Poor's and P3 by Moody's, 0.625%, and (z) A3 by Standard & Poor's and P3 by Moody's, 0.75%. Should either (x) the Commercial Paper Rating be other than any of the foregoing combinations or (y) Standard & Poor's or Moody's cease to provide a Commercial Paper Rating, then interest on the Loans shall accrue at the Default Rate. The Applicable Margin shall be adjusted on the date on which any change in the Commercial Paper Rating occurs.

          (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London
Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than 1 such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable at the time (or times) specified in the relevant Money Market Quote for such Money Market Loan, or, if no such time is specified, on the Stated Maturity Date thereof.

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.07. Fees. (a) The Borrower shall pay to the Agent for the ratable account of each Bank an aggregate facility fee (the "Facility Fee") equal to the product of (x) the highest aggregate amount of the Commitments in existence during any relevant period, irrespective of usage, times (y) the following applicable percentage: at any time when the Commercial Paper Rating is (i) A1 by Moody's and P1 by Standard & Poor's, 0.15%,
(ii) either (x) A2 by Moody's and P1 by Standard & Poor's or (y) A1 by Moody's and P2 by Standard & Poor's, 0.175%, (iii) A2 by Moody's and P2 by Standard & Poor's, 0.1875%, (iv) either (x) A3 by Moody's and P2 by Standard & Poor's or (y) A2 by Moody's and P3 by Standard & Poor's, 0.25%, and (v) A3 by Moody's and P3 by Standard & Poor's, 0.35%. Should either (x) the Commercial Paper Rating be other than any of the foregoing combinations or (y) Standard & Poor's or Moody's cease to provide a Commercial Paper Rating, then the Facility Fee shall be equal to 0.50%. The facility fee shall be adjusted on the date on which any change in the Commercial Paper Rating occurs. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable in arrears, on each Quarterly Date and on the Termination Date.

          (b) On the Closing Date, the Borrower shall pay to the Agent for the account of each Bank, a one-time upfront, fully earned and non-refundable participation fee, in an amount equal to
(i) with respect to Banks having provided commitment letters to the Agent in amounts equal to or greater than $25,000,000, the product of (x) the amount of each such Bank's Commitment multiplied by (y) 0.05%, and (ii) with respect to Banks having provided commitment letters to the Agent in amounts less than $25,000,000, the product of (x) the amount of each such Bank's Commitment multiplied by (y) 0.025%.

          (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

          SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

          SECTION 2.09. Mandatory Reduction and Termination of
Commitments. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (b) The Commitments shall be reduced from time to time in amounts equal to any mandatory prepayments required to be made by the Borrower pursuant to Section 2.11(b).

          SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000, or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

          (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan or Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.11. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.08 or
Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

          (b) The Borrower shall immediately repay or prepay the Loans in the amounts required by Section 5.10.

          SECTION 2.12. General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 A.M. (Winston-Salem, North Carolina time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Agent at its address for payments referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

          SECTION 2.13. Computation of Interest and Fees.
Interest on the Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees from time to time payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                            ARTICLE III

                     CONDITIONS TO BORROWINGS

          SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Syndicated Loan on the occasion of the first Syndicated Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

          (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

          (b)  a duly executed (i) Syndicated Loan Note and
     (ii) Money Market Loan Note for the account of each Bank complying with the provisions of Section 2.03;

          (c) an opinion letter (together with any opinions of local counsel relied on therein) of Womble Carlyle Sandridge & Rice, counsel for the Borrower, dated the date of the first Borrowing, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (d) of an opinion of Jones, Day, Reavis & Pogue, special counsel for the Banks and the Agent, dated the date of the first Borrowing, substantially in the form of Exhibit
     C and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit F), dated the date of the first Borrowing, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing, (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder and (iii) the Borrower has received (or will receive on even date herewith) proceeds from a private placement of its senior notes in an amount not less than $214,000,000;

          (f) certified copies of all documentation executed by the Borrower in connection with the private placement transaction referred to in Section 3.01(e)(iii).

          (g) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of North Carolina as to the good standing of the Borrower as a North Carolina corporation, and
     (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party; and

          (h)  a Notice of Borrowing.

          SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

          (d)  the fact that, immediately after such Syndicated
     Borrowing, the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing (both Syndicated and Money Market) hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents
(i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 2, 1993 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Coopers & Lybrand, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

          (b) Other than as previously disclosed to the Agent in a certain letter from the Borrower to the Agent, dated as of December 10, 1992, since September 5, 1992 there has been no event, act, condition or occurrence having a Material Adverse Effect.

          SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which creates a reasonable possibility of having or causing a Material Adverse Effect or which in any manner draws into question the validity of or creates a reasonable possibility of impairing the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

          SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          (b) Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

          SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries' have been examined and closed through the Fiscal Year ended December 29, 1984.

          SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

          SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in
Section 5.07.

          SECTION 4.11. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

          SECTION 4.13. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA, with respect to any matter or matters which, individually, or in the aggregate, could have or cause a Material Adverse Effect. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA, relating to any matter or matters which, individually or in the aggregate, could have or cause a Material Adverse Effect.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides, petroleum and chemical-based consumer products, and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in commercially reasonable amounts in the ordinary course of business in compliance with all applicable Environmental Requirements, and such other Hazardous Materials the unlawful discharge of which could not have or cause a Material Adverse Effect.

          (c) The Borrower and each of its Subsidiaries is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's and each of its Subsidiary's respective businesses, except where the failure to comply could not have or cause a Material Adverse Effect.

          SECTION 4.14. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

          SECTION 4.15. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

          SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in N.C. GEN. STAT. 23-3, as amended from time to time, or as defined in 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

          SECTION 4.17. Insurance. The Borrower maintains, with financially sound and reputable insurance companies, insurance on all of its property in at least such amounts and at least against such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          SECTION 4.18. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                             ARTICLE V

                             COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

          SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

          (a) as soon as available and in any event within 100 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Coopers & Lybrand or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

          (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;


          (c) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

          (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit G (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.04 through 5.07, inclusive, and
     5.19 through 5.23, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (i) contemporaneously with the mailing thereof, copies of all notices delivered the Borrower under the Senior Note
     Agreement; and

          (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's reasonable expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

          SECTION 5.03. Pari Passu Status. Should the Borrower, while this Agreement is in effect or any Note remains unpaid, issue any Debt in an amount exceeding $10,000,000 in aggregate amount to any lender or group of lenders acting in concert with one another, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture or other similar instrument, which instrument includes covenants, warranties, representations, or defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of such Debt) other than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly so notify the Agent and the Banks and, if the Agent shall so request by written notice to the Borrower, the Borrower, the Agent and the Banks shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Agent and the Required Banks, into this Agreement and, to the extent necessary and reasonably desirable to the Agent and the Required Banks, into any of the other Loan Documents, all at the election of the Agent and the Required Banks.

          SECTION 5.04. Capital Expenditures.  Capital
Expenditures will not exceed $350,000,000 in the aggregate during any four consecutive Fiscal Quarters of the Borrower.

          SECTION 5.05. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $10,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date and (ii) deposits required by government agencies or public utilities; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i) or (ii) of this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

          SECTION 5.06. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.05 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's and Aa or the equivalent thereof by Moody's, (v) euro-dollar deposits in financial institutions whose credit quality is satisfactory to the Agent, and/or (vi) Persons in connection with the acquisition, construction and ownership of stores and/or shopping centers in which stores are located, provided that such investments shall not in the aggregate exceed $25,000,000.00.

          SECTION 5.07. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $10,000,000;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated
     Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt (including, without limitation, a capital lease) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated
     Subsidiary and not created in contemplation of such acquisition;

          (f) Liens securing Debt owing by any Subsidiary to the Borrower;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and
     (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i)  any Lien on Margin Stock; and

          (j) Liens incurred after the Closing Date on property, plant or equipment given to secure Funded Debt, in addition to the Liens permitted by the preceding clauses of this
     Section 5.07, provided that all Debt secured by Liens incurred pursuant to this Section 5.07(j) shall secure Debt permitted by Section 5.19(iii)(c).

Provided, that at no time shall Debt secured by a Lien (excluding any Lien securing lease obligations under a Capitalized Lease) exceed an amount equal to 15.0% of Consolidated Tangible Net Worth. For purposes of determining compliance with this Section, Consolidated Tangible Net Worth shall be determined by reference to the Borrower's most recent audited financial statements provided to the Agent and the Banks pursuant to Section 5.01(a).

          SECTION 5.08. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

          SECTION 5.09. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.10.

          SECTION 5.10. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred (including, without limitation, pursuant to a transaction of the type contemplated by Section 5.23), and all other assets utilized in all other business lines or segments discontinued, during the period from the Closing Date through and including the date of any such relevant sale or disposition would exceed 15.0% of Consolidated Total Assets. The Borrower shall immediately prepay the Loans and all other Senior Funded Debt (in accordance with Section 5.10(b) below) in an amount equal to that amount which is received by (or credited to) the Borrower as consideration for the sale or transfer of any assets in excess of 5.0% of Consolidated Total Assets (the "Excess Sale Proceeds"; the date upon which such 5.0% threshold is met shall be referred to as the "Excess Sale Date"), in the aggregate, during the period from the Closing Date to and including the Termination Date. For the purpose of making any determination of "Excess Sale Proceeds", a sale, lease or other disposition of assets shall be excluded from any computation thereof to the extent that the proceeds of such sale, lease or other disposition are applied, prior to that date which is one year after such sale, lease or other disposition (any such date, an "Asset Sale Prepayment Notice Date"), to the purchase of other similar fixed assets which are useful and intended to be used in carrying on the business of the Borrower or a Consolidated Subsidiary and which are not then and thereafter will not be subject to any Lien and, pending such application, such proceeds are maintained by the Borrower or such Consolidated Subsidiary in a segregated account (it being understood that no prepayment of the Loans would occur by virtue of this provision unless the Termination Date is extended, in the sole discretion of the Required Banks). The Borrower will give notice to the Agent and the Banks within 5 days of all sales, leases or other dispositions of assets occurring on or after the Excess Sale Date, which notice shall state that (i) as a result of any such sale, the Borrower will be required to prepay the Loans in accordance with Section 2.11 and this Section with any Excess Sale Proceeds remaining on deposit in the aforementioned segregated account on the Asset Sale Prepayment Notice Date and (ii) describe the assets sold, leased or disposed of and the aggregate consideration received by the Borrower therefor. For purposes of determining compliance with this Section, Consolidated Total Assets shall be determined by reference to the Borrower's most recent audited financial statements provided to the Agent and the Banks pursuant to Section 5.01(a).

          (b) If the Borrower is required to prepay the Loans as a result of an asset sale, as provided in Section 5.10(a), then the Borrower, on the Asset Sale Prepayment Notice Date, shall provide written notice to the Agent (the "Asset Sale Prepayment Notice"), which Asset Sale Prepayment Notice shall (i) state that as the result of an asset sale, the Banks are entitled to have a pro rata portion of their Loans prepaid on the relevant "Asset Sale Prepayment Date", as hereafter defined, (ii) specify the amount of Excess Sale Proceeds available to be applied to the prepayment of the Loans and the other Senior Funded Debt, (iii) state that in order to have the Loans prepaid, the Agent, at the direction of the Required Banks, must give written notice to the Borrower requesting such prepayment, and specify the date, which shall not be earlier than 15 days following any relevant Asset Sale Notice, by which the Agent, at the direction of the Required Banks, must give such notice requesting such prepayment, and the Agent, at the direction of the Required Banks, may, but need not, so notify the Borrower that it elects to accept a pro rata prepayment of the unpaid principal amount of the Loans (for the ratable benefit of the Banks); provided, that all Syndicated Loans shall be prepaid prior to the prepayment of any Money Market Loans. On a date (the "Asset Sale Prepayment Date") which is within 60 days of each Asset Sale Prepayment Notice, the Borrower shall pay and apply the Excess Sale Proceeds to the prepayment of the principal amount of the Loans if the Agent, at the direction of the Required Banks, has advised the Borrower that it will accept a prepayment pursuant to this Section 5.10, in an amount determined by multiplying the Excess Sale Proceeds by a fraction, the numerator of which is the outstanding principal amount of the Loans and the denominator of which is the outstanding amount of Senior Funded Debt which the holders thereof have required to be prepaid. Any such prepayment shall be made with interest accrued on the principal amount prepaid to the date of prepayment. If the Agent, at the direction of the Required Banks, elects not to accept a prepayment of the Loans as hereinabove provided, then and in such event the Borrower shall not be required to apply any of the Excess Sale Proceeds to the prepayment of the Loans, and all of such amount shall be applied to the prepayment of outstanding Senior Funded Debt which the holders thereof have required to be prepaid (unless the holders of such Senior Funded Debt shall likewise elect not to receive any prepayments of the Senior Funded Debt held by them).

          SECTION 5.11. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

          SECTION 5.12. Compliance with Laws; Payment of Taxes.
(a) The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings.
The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

          (b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $1,000,000 at any time. For purposes of this Section 5.12(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination.

          SECTION 5.13. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          SECTION 5.14. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required
Banks.

          SECTION 5.15. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

          SECTION 5.16. Environmental Notices. Within 10 Domestic Business Days after the Borrower becomes aware thereof, the Borrower shall furnish to the Banks and the Agent written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing; provided, however, that no such notice shall be required if (x) the amount involved or asserted does not exceed $200,000 and (y) no serious disruption of the use or operation of the relevant Property is reasonably anticipated.

          SECTION 5.17. Environmental Matters. The Borrower will not, and will not permit any Third Party (to the extent that the Borrower has the ability to control the actions or inactions of such Third Party) to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides, petroleum and chemical based consumer products, and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in commercially reasonable amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

          SECTION 5.18. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

          SECTION 5.19. Limitation on Incurrence of Funded Debt.
The Borrower will not, nor will it permit any Consolidated
Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Funded Debt, except:

          (i)    Funded Debt arising under the Senior Note
     Agreement;

          (ii) Funded Debt outstanding on the Closing Date and reflected on Schedule 5.19;

          (iii) Funded Debt (in addition to Funded Debt permitted in clauses (i) and (ii) of this Section 5.19), provided that at the time of the creation, assumption or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (a) in the case of the creation, assumption or incurrence of any Funded Debt at any time on or before January 1, 1994, the ratio of Income Available for Fixed Charges for the immediately preceding four Fiscal Quarters to Pro Forma Fixed Charges for such four Fiscal Quarters (treated as a single accounting period) shall have been at least 1.75 to 1.00, and

               (b) in the case of the creation, assumption or incurrence of any Funded Debt at any time after January 1, 1994, the ratio of Income Available for Fixed Charges for the immediately preceding four Fiscal Quarters to Pro Forma Fixed Charges for such four Fiscal Quarters (treated as a single accounting period) shall have been at least 2.00 to 1.00, and

               (c) in the case of the creation, assumption or incurrence of any Funded Debt of the Borrower secured by Liens permitted by Section 5.07(j) or the creation, assumption or incurrence of any Funded Debt by a Consolidated Subsidiary, the sum, without duplication, of (A) Consolidated Attributable Indebtedness, (B) Consolidated Secured Debt secured by Liens permitted and incurred within the limitations of Section 5.07(j), and
          (C) the aggregate amount of all Funded Debt of Subsidiaries (other than Funded Debt owing to the Borrower or to another Wholly Owned Subsidiary), would not exceed 15% of Consolidated Tangible Net Worth, or

          (iv) Funded Debt of a Subsidiary to the Borrower or to a Wholly Owned Subsidiary.

Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Subsidiary.

The Borrower agrees that the Capitalized Rentals attributable to a Capitalized Lease shall be calculated as of, and deemed to be incurred on, the date of execution and delivery of such Capitalized Lease. The Borrower further agrees that if on the date of execution and delivery of any lease the accounting treatment of such lease has not been or cannot be definitively determined, such lease will be deemed to be a Capitalized Lease unless and until such lease shall have been determined not to be a Capitalized Lease. During the period from the date of execution and delivery of any such lease until the date on which the basic term of such lease shall commence, the amount of Rentals payable each month in respect of such lease shall be deemed to be an amount equal to one-twelfth of the amount of the Rentals reasonably estimated by the Borrower to be payable during the first year of the basic term thereof.

          SECTION 5.20. Fixed Charges Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 19, 1993, the ratio of Income Available for Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended, shall not have been less than (i) 1.65 to 1.0 for the Fiscal Quarters ending on or before the earlier to occur of (x) the Termination Date or (y) should the Termination Date be extended (in the sole discretion of the Required Banks), September 10, 1994 and (ii) 1.75 to 1.0 at all times thereafter (should the Termination Date be extended by the Required Banks in their sole and absolute discretion). In determining compliance with this Section, Excluded Charges occurring prior to April 21, 1994 shall not be considered; provided, that, should the Termination Date be extended, all Excluded Charges occurring on or after April 21, 1994, shall be considered in determining compliance with this Section.

          SECTION 5.21. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than (i) $706,575,475 plus (ii) 30.0% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after January 2, 1993 (taken as one accounting period), calculated quarterly but excluding from such calculations of Consolidated Net Income for purposes of this clause (ii), any quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative.

          SECTION 5.22. Ratio of Consolidated Total Debt to
Consolidated Total Capitalization.  The ratio of Consolidated
Total Debt to Consolidated Total Capitalization shall not at any time exceed 0.75 to 1.0.

          SECTION 5.23. Limitations on Sale and Leasebacks. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangements, directly or indirectly, whereby the Borrower or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any property owned by the Borrower or such Subsidiary more than 180 days after the later of the date of initial acquisition of such property or completion or occupancy thereof, as the case may be, by the Borrower or such Subsidiary, and then rent or lease, as lessee, such property or any part thereof for a period or periods which in the aggregate would exceed thirty-six months from the date of commencement of the lease term (a "Sale and Leaseback Transaction"); provided, however, that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, either of the following conditions is satisfied:

          (a) the sale of such property is for cash consideration which (after deduction of any expenses incurred by the Borrower or any Subsidiary in connection with such Sale and Leaseback Transaction and any other applicable expenses) equals or exceeds the fair market value of the property so sold (as determined in good faith by the Board of Directors of the Borrower) and the net proceeds from such sale are applied within 90 days after such sale to (i) the purchase or acquisition (and, in the case of real property, the construction) of tangible assets useful and intended to be used by the Borrower in the ordinary course of its business, provided, however, that in any such event the Borrower and its Subsidiaries shall not then or thereafter cause or permit or agree or consent to cause or permit such tangible assets to be subject to any Lien or (ii) the prepayment of Funded Debt of the Borrower; or

          (b) after giving effect to the consummation of such Sale and Leaseback Transaction and to the application of the proceeds therefrom, the sum, without duplication, of (i) Consolidated Attributable Indebtedness (including the Consolidated Attributable Indebtedness to be incurred in connection with such Sale and Leaseback Transaction, (ii) Consolidated Secured Debt secured by Liens permitted and incurred within the limitations of Section 5.07 and (iii) Funded Debt of Subsidiaries (other than Funded Debt owing to the Borrower or to a Wholly Owned Subsidiary) shall not exceed 15% of Consolidated Tangible Net Worth.


                            ARTICLE VI

                             DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) when due, any principal hereunder or (ii) within 5 days of the date when due, any interest or fees hereunder; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01, 5.02(ii), 5.03 to 5.12, inclusive, 5.14, or 5.19 through 5.23, inclusive; provided, that, with respect to any failure under Section 5.12, if such failure could not have or cause a Material Adverse Effect, then no Event of Default will arise hereunder unless such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or
     (ii) the Borrower otherwise becomes aware of any such failure; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt having an outstanding aggregate principal amount equal to or exceeding
     $10,000,000.00 (other than the Notes) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount equal to or exceeding $10,000,000.00 of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000.00 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person (other than Delhaize or Detla) or two or more Persons acting in concert (other than Delhaize, Detla, Ralph W. Ketner and Tom E. Smith acting pursuant to the Shareholder Agreement) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause
     (B);

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under either Section 6.01(b) or Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                            ARTICLE VII

                             THE AGENT

          SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

          SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.
As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks (except, that, with respect to an Event of Default arising under Section 6.01(a), the Agent shall act either at the (i) unanimous direction of all of the Banks (other than Wachovia) or (ii) the direction of the Required Banks), provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 7.07. Nonreliance on Agent and Other Banks.
Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

          SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 7.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                           ARTICLE VIII

               CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period:

          (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant Euro-Dollar Loan for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank
(or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance (regardless of whether such compliance is required as of the date hereof) by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office or take other reasonably available measures if such designation or other measures will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall constitute rebuttable presumptive evidence of the amount of compensation owing to any relevant Bank. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other
Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

          SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate
     Loans, (in all cases interest and principal on such Loans shall be payable contemporaneously with the related
     Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank (after taking into account any reasonably available measures to mitigate such loss, cost or expense) as a result of:

          (a)  any payment or prepayment (pursuant to Section
2.11, 6.02, 8.02 or otherwise) of (i) a Euro-Dollar Loan or (ii) a Money Market Loan, on a date other than the last day of an Interest Period for any relevant Euro-Dollar Loan or the Stated
Maturity Date for any relevant Money Market Loan; or

          (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, (i) in the case of Euro-Dollar Loans, an amount equal to the excess, if any, of
(x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market and (ii) in the case of Money Market Loans, an amount equal to the interest that would have accrued on such Loan from the date of prepayment through the Stated Maturity Date.

          SECTION 8.06. HLT Classification. If, after the date hereof, the Agent determines that, or the Agent is advised by any Bank that such Bank (or if the Agent is so advised by any such Authority) has received notice from any Authority (including, without limitation, the Securities and Exchange Commission) having jurisdiction over such Bank that Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Borrower and the other Banks. The Agent, the Banks and the Borrower shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased, and/or any other terms and conditions set forth in this Agreement should be modified, so as to reflect such HLT Classification. If the Borrower, the Agent, and the Majority Banks agree on the amount of such increase or increases and on the terms of any such modification, this Agreement and the other Loan Documents may be amended to give effect to such increase or increases, or modification, as provided in Section 9.06. If the Borrower, the Agent, and the Majority Banks fail to so agree within 60 days after notice is given by the Agent as provided above, then the Agent shall, if requested by the Majority Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and the Borrower shall repay each outstanding Syndicated Loan at the end of the Interest Period or, with respect to Money Market Loans, Stated Maturity Date, applicable thereto. The Banks acknowledge that an HLT Classification is not a Default.


                            ARTICLE IX

                           MISCELLANEOUS

          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents (except enforcement action on which the Borrower prevails on the merits)) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

          SECTION 9.05. Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Syndicated Loan Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, (viii) release any Guarantee given to support payment of the Loans or (ix) amend this Section 9.06; provided, further, that this Agreement and any of the other Loan Documents may be amended to give effect (x) to any increased fees, interest rates and/or margins, and/or any modification of the other terms and conditions set forth in this Agreement or in any of the other Loan Documents, agreed upon pursuant to Section 8.06 or (y) to reduce or rescind any such increases, or to rescind any such modification, previously agreed upon pursuant to Section 8.06, if such amendment is in writing and is signed by the Borrower, the Agent, and the Majority Banks.

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans; provided that such Bank may agree (x) to any increase in the fees, interest rates and/or margins, and/or to any modification of the other terms and conditions set forth in this Agreement, agreed upon pursuant to Section 8.06 hereof or (y) to the reduction or rescission of any such increases, or the rescission of any such modification, previously agreed upon pursuant to Section 8.06. Each Bank selling a participating interest in any Loan (other than a Money Market Loan), Note (other than a Money Market Note), Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or, in the case of its Syndicated Loans and Commitments, a proportionate part of all of its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit D, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank or an affiliate of a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $20,000,000 (or any larger multiple of $1,000,000), (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than 2 Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,000 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes will be issued to such Assignee.

          (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section
8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

          SECTION 9.09. Confidentiality. Each Bank agrees to keep any information disclosed by the Borrower to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, if such information has not been publicly disclosed or is otherwise not in the public domain and if it was disclosed to the Bank under circumstances that would lead a reasonably prudent person to believe that such information has not been publicly disclosed or is otherwise not in the public domain; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency (provided, that, the Borrower shall be notified of any relevant order and given an opportunity to seek a protective order with respect to any such disclosure to the extent that any Bank may provide such notice to the Borrower without violating the terms of any relevant order), (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank,
(iv) which has been publicly disclosed by the Borrower or any of its agents or advisors, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09.

          SECTION 9.10. Representation by Banks. Each Bank hereby represents that:

               (i)  it is a commercial lender or financial
institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control;

               (ii) the execution, delivery and performance by it of this Agreement, (x) is within its corporate powers, (y) have been duly authorized by all necessary corporate action, and require no action by or in respect of or filing with, any governmental body, agency or official; and

             (iii) this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 9.12. North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

          SECTION 9.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 9.14. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section
9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

          SECTION 9.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


     FOOD LION, INC.               (SEAL)


     By:
         Title: Treasurer

     2110 Executive Drive
     Salisbury, North Carolina  28145
     Attention: Mr. Michael J. Price
     Telecopier number: (704) 636-5024
     Confirmation number: (704) 633-8250


COMMITMENTS    WACHOVIA BANK OF NORTH CAROLINA,
     N.A., as a Bank and as the Agent   (SEAL)

$50,000,000.00
     By:
         Title:

     Lending Office

     130 South Main Street
     Salisbury, North Carolina  28145
     Attention: Mr. Bill A. Coleman
     Telecopier number: (704) 633-1470
     Confirmation number: (704) 638-5948

     Address For Payments:

     301 North Main Street
     Winston-Salem, North Carolina  27102
     Attention: Bobbie Clifton
     Telecopier number: (704) 633-1470
     Confirmation number: (704) 638-5946

     Wiring Instructions:

     ABA No. 053100494
     Notification: For Attention of
     Salisbury Office.  Food Lion Credit
     Facility.  Account No. 6895 002 600.
     Notify Bobbie Clifton.

     Address For Notices Other Than
     Payments:

     130 South Main Street
     Salisbury, North Carolina  28145
     Attention: Mr. Bill A. Coleman
     Telecopier number: (704) 633-1470
     Confirmation number: (704) 638-5948


$20,000,000.00 ABN AMRO BANK N.V.                 (SEAL)


     By:
         Title:


     Attest:
            Title:

     Lending Office

     1 Ravinia Drive
     Suite 1200
     Atlanta, Georgia  30346
     Attention: Mr. Patrick Thom
     Telecopier number: (404) 395-9188
     Confirmation number: (404) 396-0066


$30,000,000.00 BANK BRUSSELS LAMBERT,
     NEW YORK BRANCH                    (SEAL)


     By:
        Title:

     Lending Office

     630 5th Avenue
     New York, New York  10111
     Attention: Mr. Andre Hermans
     Telecopier number: (212) 333-5786
     Confirmation number: (212) 632-5323


$30,000,000.00 CIBC, INC.                         (SEAL)


     By:
        Title:

     Lending Office

     2727 Paces Ferry Road
     Suite 1200
     Atlanta, Georgia  30339
     Attention: Mr. G. Mark Clegg, Jr.
     Telecopier number: (404) 319-4954
     Confirmation number: (404) 319-4904


$20,000,000.00 KREDIETBANK N.V.                   (SEAL)


     By:
        Title:

     Lending Office

     1360 Peachtree Street
     Suite 1440
     Atlanta, Georgia  30309
     Attention: Ms. Linda L. Stanley
     Telecopier number: (404) 876-3212
     Confirmation number: (404) 876-2556


$20,000,000.00 THE SAKURA BANK, LTD.              (SEAL)


     By:
        Title:

     Lending Office

     245 Peachtree Center Avenue, N.E.
     Suite 2703
     Atlanta, Georgia  30303
     Attention: Mr. Thomas N. Meyer
     Telecopier number: (404) 521-1133
     Confirmation number: (404) 521-3111


$20,000,000.00 THE SUMITOMO BANK, LTD.            (SEAL)


     By:
        Title:

     Lending Office

     133 Peachtree Street
     Suite 3210
     Atlanta, Georgia  30303
     Attention: Mr. Gary P. Franke
     Telecopier number: (404) 521-1187
     Confirmation number: (404) 526-8500


$20,000,000.00 TRUST COMPANY BANK                 (SEAL)


     By:
        Title:


     Attest:
            Title:

     Lending Office

     One Park Plaza, N.E.
     MC 120
     Atlanta, Georgia  30302
     Attention: Ms. Robin Geddes
     Telecopier number: (404) 588-8833
     Confirmation number: (404) 827-6118


$30,000,000.00 THE FIRST NATIONAL BANK OF CHICAGO (SEAL)


     By:
        Title:


     Lending Office

     One First National Plaza
     Mail Suite 0374
     Chicago, Illinois 60670
     Attention: Mr. Steve Farley
     Telecopier number: (312) 732-3885
     Confirmation number: (312) 732-5995


$20,000,000.00 PNC BANK, NATIONAL ASSOCIATION      (SEAL)


     By:
        Title:


     Lending Office

     Fifth Avenue and Wood Street
     Pittsburgh, Pennsylvania 15222
     Attention: Mr. Jim Fink
     Telecopier number: (412) 762-6484
     Confirmation number: (412) 762-8746



$20,000,000.00 NATIONSBANK OF NORTH CAROLINA, N.A. (SEAL)


     By:
        Title:


     Lending Office

     NationsBank Corporate Center
     NC 1007-08-08
     Charlotte, North Carolina 28255
     Attention: Mr. Thold Gill
     Telecopier number: (704) 386-1270
     Confirmation number: (704) 386-8206
$20,000,000.00 GENERALE BANK                       (SEAL)


     By:
        Title:


     Attest:
            Title:

     Lending Office

     520 Madison Avenue
     41st Floor
     New York, New York 10022
     Attention: Mr. Thierry Percy
     Telecopier number: (212) 838-7492
     Confirmation number: (212) 418-8779






TOTAL COMMITMENTS:

$300,000,000.00
                                                  EXHIBIT A-1


                       SYNDICATED LOAN NOTE

                     Salisbury, North Carolina
                        As of June 4, 1993


          For value received, FOOD LION, INC., a North Carolina corporation (the "Borrower"), promises to pay to the order of
                                                        , a
        , (the "Bank"), for the account of its Lending Office, the principal sum of
   and No/100 Dollars ($            ), or such lesser amount as
shall equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of North Carolina, N.A., 301 North Main Street, Winston-Salem, North Carolina 27102, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Syndicated Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Note is one of the Syndicated Loan Notes referred to in the Credit Agreement dated as of June 4, 1993, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank of North Carolina, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.


          IN WITNESS WHEREOF, the Borrower has caused this Syndicated Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


     FOOD LION, INC.       (SEAL)


     By:
         Title:

                   Syndicated Loan Note (cont'd)


               LOANS AND PAYMENTS OF PRINCIPAL
     Base Rate or    Amount   Amount of
     Euro-Dollar     of       Principal Maturity  Notation
Date Loan            Loan     Repaid    Date       Made By





















                                                 EXHIBIT A-2


                      MONEY MARKET LOAN NOTE

                     Salisbury, North Carolina
                        As of June 4, 1993


          For value received, FOOD LION, INC., a North Carolina corporation (the "Borrower"), promises to pay to the order of
                                                        , a
        , (the "Bank"), for the account of its Lending Office, the principal sum of FIFTY MILLION and No/100 Dollars ($50,000,000), or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of North Carolina, N.A., 301 North Main Street, Winston-Salem, North Carolina 27102, or such other address as may be specified from time to time pursuant to the Credit Agreement.

          All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Note is one of the Money Market Loan Notes referred to in the Credit Agreement dated as of June 4, 1993, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank of North Carolina, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.


          IN WITNESS WHEREOF, the Borrower has caused this Money
Market Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


     FOOD LION, INC.       (SEAL)


     By:
         Title:

                  Money Market Loan Note (cont'd)


               LOANS AND PAYMENTS OF PRINCIPAL
       Money   Amount    Amount of     Stated
       Market  of        Principal     Maturity  Notation
Date   Rate    Loan      Repaid        Date      Made By